UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 19, 2021
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

166 North Roadrunner Parkway, Suite 1C Las Cruces, New Mexico	88011
(Address of principal executive offices)	(Zip Code)
(575) 424-2100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Changes

On February 22, 2021, the Board of Directors (the “Board”) of Virgin Galactic Holdings, Inc. (the “Company”) appointed W. Gilbert (Gil) West to the Board to succeed James Ryans who, on February 22, 2021, tendered his resignation from the Board and its Audit Committee, each effective as of February 23, 2021. Mr. West was also appointed to serve on the Board’s Safety Committee and may in the future be appointed to other committees of the Board. Mr. Gill will serve on the Board until the Company’s annual meeting of stockholders to be held in 2021 and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Ryans’ resignation was not as a result of any disagreement with the Company or any matter relating to the Company’s operation, policies or practices.

Mr. West, 60, has served Chief Operating Officer of Cruise LLC, GM’s majority-owned autonomous vehicle subsidiary, since January 2021, helping in the company’s progression towards commercialization. Prior to this, Mr. West served in various leadership positions since he began his career with Delta Air Lines, Inc. (“Delta”) in March 2008 and, most recently, from February 2014 to October 2020, served as its Senior Executive Vice President and Chief Operating Officer, overseeing Delta’s worldwide operations, including 366 airports in 66 countries, 1,300 aircraft, 200 million customers per year, more than 70,000 employees and an annual budget of $16 billion. Prior to joining Delta, Mr. West served as President and Chief Executive Officer of Laidlaw Transit Services, a provider of transportation serves, from 2006 to 2007. Mr. West has also been a member of the Brevard College Board of Trustees in North Carolina since October 2017 and previously served on the Board of Directors for the American Cancer Society and member of its Executive Leadership Council. Mr. West holds a Bachelor of Science in Mechanical Engineering from North Carolina State University and a Master of Business Administration from National University.
Mr. West is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for: (i) an annual cash retainer of $120,000 for serving on the Board, earned on a quarterly basis; (ii) an annual cash retainer of $7,500 for serving on the Safety Committee, earned on a quarterly basis; (iii) an initial equity-based award of restricted stock units (“RSUs”) in an amount equal to $150,000 that vests in substantially equal annual installments over three years following the grant date, subject to Mr. West’s continued service on the Board through each such vesting date; and (iv) following each annual meeting of the Company’s stockholders, an annual equity-based award of RSUs in an amount of $125,000 that vests in full on the earlier of (i) the one-year anniversary of the grant date and (ii) the date of the next annual meeting of stockholders following the grant date, subject to Mr. West’s continued service through the applicable vesting date.
Mr. West has entered into the Company’s standard form of indemnification agreement for its directors and officers.
Appointment of Douglas Ahrens as Chief Financial Officer
On February 22, 2021, the Board appointed Douglas Ahrens as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective March 1, 2021, to succeed Jonathan Campagna as the Company’s principal financial officer and principal accounting officer, who will cease serving in these capacities on March 1, 2021.
Mr. Ahrens, 54, has over 20 years of operational and strategic finance experience from multinational companies and most recently served as the Chief Financial Officer of Mellanox Technologies, Ltd. (Nasdaq: MLNX) from 2019 to 2020, until its acquisition by NVIDIA Corporation. Prior to this, from September 2015 to December 2018, Mr. Ahrens served as Chief Financial Officer of GlobalLogic Inc., a private software engineering firm. From October 2013 to September 2015, Mr. Ahrens served as Chief Financial Officer of Applied Micro Circuits Corporation (now MACOM Technology Solutions), while it was then-publicly traded fabless semiconductor manufacturer. Prior to October 2013, Mr. Ahrens held various finance roles at Maxim Integrated Products, Inc. and Intel. Mr. Ahrens holds a Bachelor of Science in Mechanical Engineering from the University of California, San Diego and a Master of Business Administration from Harvard Business School.
CFO Employment Agreement and Equity Awards
In connection with Mr. Ahrens appointment, the Company, together with Galactic Co., LLC (“OpCo” and which we refer to in this summary disclosure regarding the CFO employment agreement and equity awards, collectively with Virgin Galactic Holdings, Inc., as the “Company”) entered into an employment agreement with Mr. Ahrens, pursuant to which he will serve, starting March 1, 2021 (the “Employment Start Date”), as Executive Vice President, Chief Financial Officer of the Company and will report directly to the Chief Executive Officer of the Company. Mr. Ahrens’ service pursuant to the employment agreement will continue until terminated in accordance with its terms.
Under the employment agreement, Mr. Ahrens is entitled to receive an annual base salary of $525,000, subject to increase by the Board or a subcommittee thereof in its discretion, and is eligible to receive an annual performance bonus targeted at 100% of his then-current annual base salary. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Board or a subcommittee thereof. Mr. Ahrens (i) will be eligible to participate in customary health, welfare and fringe benefit plans provided by the Company to its employees and (ii) will be entitled to receive reimbursement for certain reasonable and necessary relocation expenses in connection with his relocation from to Southern California. Mr. Ahrens also will be entitled to receive reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of the employment agreement.
Pursuant to the employment agreement, Mr. Ahrens will be entitled to receive two restricted stock unit awards. One restricted stock unit award (the “Sign-On RSU Award”) will have a dollar-denominated value of $1,000,000, and the second restricted stock unit award (the “Initial RSU Award”) will have a dollar-denominated value of $2,500,000. The Sign-On RSU Award will vest with respect to 50% of the award on each of the six- and 12-month anniversaries of the Employment Start Date, subject to Mr. Ahrens’ continued service through the applicable vesting date. The Initial RSU Award will vest as to 25% of the restricted stock units subject to the award on the one year anniversary of the Employment Start Date and as to the remaining 75% of the restricted stock units subject to the award in substantially equal installments on each of the following 12 quarterly anniversaries, subject to his continued service through the applicable vesting date, except as described below. In addition, pursuant to the employment agreement, beginning in calendar year 2022, Mr. Ahrens will be eligible to receive an annual equity-based compensation award with a target grant-date fair value of $2,500,000, the timing, amount, form, mix and terms and conditions of which shall be determined by the Board or a subcommittee thereof in its discretion.
If Mr. Ahrens experiences a “qualifying termination” of employment, then, in addition to any accrued amounts, he will be entitled to receive the following severance payments and benefits:
•A cash severance amount equal to the sum of (i) his annual base salary then in effect and (ii) his target annual bonus, multiplied by (A) 1.0 if the termination date occurs after the second anniversary of the Employment Start Date or (B) 1.5 if the termination date occurs on or before the second anniversary of the Employment Start Date. The multiplier also will equal 1.0 if the termination date occurs during the 24-month period following a “change in control” of the Company.
•Pro-rated annual bonus for the year of termination.
•Company-subsidized healthcare coverage for 12 - 18 months after the termination date.
•Accelerated vesting of any then-outstanding Company equity awards that vest based solely on the passage of time. The accelerated vesting will cover the number of shares underlying such award that would have vested during the 12-month period following the termination date (or, with respect to a termination prior to the second anniversary of the Employment Start Date, 18-month period). However, if the termination occurs during the 24-month period following a change in control, then all such equity awards will vest in full.

A “qualifying termination” includes a termination of Mr. Ahrens’ employment (i) by the Company without “cause” (other than by reason of Mr. Ahrens’ death or disability), (ii) by Ahrens for “good reason” or (iii) by reason of the Company’s non-renewal of the employment agreement at the end of its term. The severance described above would be subject to his execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenants.
In addition, upon a termination due to Mr. Ahrens’ death or disability, he is entitled to receive a pro-rated annual bonus for the year of termination.
The employment agreement contains customary confidentiality and non-solicitation provisions, and also includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to Mr. Ahrens will be either paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in better after-tax treatment for Mr. Ahrens.
Mr. Ahrens is also expected to enter into the Company’s standard form of indemnification agreement for its directors and officers.
President and Chief Executive Officer
On February 22, 2021, and pursuant to the Company’s bylaws providing that the Company’s officers include a President, the Board appointed Michael Colglazier, the Company’s Chief Executive Officer, to serve as President and Chief Executive Officer of the Company, effective immediately.
President of Missions and Safety, Galactic Enterprises, LLC (formerly, Virgin Galactic, LLC)
On February 19, 2021, the Compensation Committee of the Board approved an increase in the annual base salary for Michael Moses, the Company’s President of Missions and Safety, from $350,000 to $425,000, effective January 1, 2021.
Item 7.01    Regulation FD Disclosure.
On February 25, 2021, the Company issued a press release announcing the Chief Financial Officer changes and a press release announcing other management changes. A copy of these press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.
The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01    Other Events.
On February 22, 2021, Swami Iyer was appointed to serve as President, Aerospace Systems of Galactic Co., LLC (formerly, TSC, LLC), a wholly owned subsidiary of the Company, effective March 22, 2021, superseding Enrico Palermo who previously served in this capacity. Mr. Iyer most recently served as President of GKN Advanced Defense Systems, which provides advanced components and technology to leading military aircrafts and helicopters and, prior to this, served as Chief Executive Officer of Israel Aerospace Industries North America, which provides systems and intelligence to the aerospace, land, sea, and cyber domains. Mr. Iyer was also the President of Ultra Electronics, 3eTI, which specializes application-engineered solutions for the defense, security and critical detection and, prior to that, was Vice President, Defense & Space at Honeywell Aerospace, where he led multiple, multi-billion dollar international and domestic defense programs. As Chief, South Asia, Australia & Oceania, International Affairs for the USAF, he was responsible for formulating and integrating policy with respect to political-military relationships, security assistance, technology and information disclosure issues, military exchanges, and attaché affairs. Mr. Iyer was a Lt. Colonel in the USAF and logged over 3,500 hours (105 combat hours) of flight experience. Mr. Iyer holds an M.Sc. in aerospace engineering from the University of Michigan.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 25, 2021
99.2	Press Release, dated February 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: February 25, 2021	By:	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, General Counsel and Secretary